UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 22, 2019

TCG BDC, Inc.
(Exact name of registrant as specified in charter)

Maryland	No. 000-54899	80-0789789
(State or other jurisdiction of incorporation or registration)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 40th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 813-4900

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 22, 2019, TCG BDC, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). The following proposals were voted on at the Annual Meeting: (1) the election of each of Leslie E. Bradford and John G. Nestor as a director, each to serve for a three-year term and until his or her successor is duly elected and qualified at the Company’s 2022 Annual Meeting of Stockholders or until his or her earlier death, resignation or removal; and (2) the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

As of March 20, 2019, the record date for the Annual Meeting, there were 61,445,715 shares of common stock outstanding and entitled to vote. 44,323,528 shares of common stock of the Company were present or represented at the meeting, constituting a quorum.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Each proposal was approved by the requisite vote.

Proposal 1. The election of each of Leslie E. Bradford and John G. Nestor as a director, each to serve for a three-year term and until his or her successor is duly elected and qualified at the Company’s 2022 Annual Meeting of Stockholders or until his or her earlier death, resignation or removal:

Nominees	For	Withhold	Broker Non-Votes
1a. Leslie E. Bradford	16,853,172	7,725,357	19,744,999
1b. John G. Nestor	14,170,413	10,408,116	19,744,999

Proposal 2. The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019:

For	Against	Abstain	Broker Non-Votes
43,819,169	358,230	146,129	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCG BDC, INC.
(Registrant)

By:	/s/ Erik Barrios
Name:	Erik Barrios
Title:	Secretary

Date: May 29, 2019